RESOLUTIONS CLARIFYING
SERP OFFSETS FOR CEO
ACTION BY BOARD OF DIRECTORS
WHEREAS, in 2005, the Board of Directors (the “Board”) of CNX Resources Corporation (“CNX” or the "Corporation") adopted a Supplemental Retirement Plan (the "SERP") to provide a select group of key employees with supplemental retirement benefits;
WHEREAS, as a follow-up to its meeting on May 29, 2019 whereby the Board eliminated the qualified plan offset from the SERP, the Board desires to further clarify the SERP offsets for the CEO.
NOW THEREFORE, BE IT RESOLVED, that the Board hereby approves a clarifying amendment to the SERP (see Exhibit A) that will eliminate the Corporation’s Restoration Plan offset for the current President and Chief Executive Officer only; and it is further
RESOLVED, that the Board delegates to the Chief Financial Officer, the Vice President - General Counsel and other officers so designated by them (the “Authorized Officers”) the authority to implement the foregoing resolutions; and it is further
RESOLVED, that the Authorized Officers are hereby authorized and directed, in the name and on behalf of the Corporation to take any and all such further actions as such Authorized Officers deem necessary, convenient, incidental or advisable in furtherance of the purpose and intent of any or all of the foregoing resolutions.

1The PBO liability will be approximately $800K, and the annual expense will be approximately $175K.  For ease of reference, eliminating the pension offset (which the Board previously approved in May) results in a PBO liability of approximately $600K and an annual expense of approximately $115K.

Exhibit A
AMENDMENT TO
CNX RESOURCES CORPORATION
SUPPLEMENTAL RETIREMENT PLAN
Pursuant to the authority granted to the Company in Section 7.6 of the CNX Resources Corporation Supplemental Retirement Plan (the "Plan"), the Plan is amended as follows:
1.Section 2.2(a) is amended by adding a new sentence at the end thereof to read as follows:
Notwithstanding the foregoing, for the Participant holding the title of President and Chief Executive Officer as of the date hereof, Section 2.2(b) shall not be apply.
2.    In all other respects, the Plan is unchanged.
IN WITNESS WHEREOF, the Company's duly authorized delegate has caused this Amendment to be executed this 24th day of September, 2019.
CNX Resources Corporation
By:    /s/ Stephanie L. Gill
Stephanie L. Gill, Esq.
Vice President, General Counsel &
Corporate Secretary